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                                                                    EXHIBIT 23-1




INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 8, 1996 appearing in and incorporated by reference in the Annual Report on Form 10-K of MCN Corporation for the year ended December 31, 1995, and of our report dated June 15, 1995 appearing in the Annual Report on Form 11-K of the MichCon Savings and Stock Ownership Plan for the year ended December 31, 1994.



/s/ DELOITTE & TOUCHE LLP
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    DELOITTE & TOUCHE LLP
    Detroit, Michigan
    March 29, 1996